UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2012

ClearOne Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 27, 2012, ClearOne Communications, Inc. (the “Company”) issued a press release announcing it had entered into an asset purchase agreement to acquire substantially all of the assets of Israel-based VCON Video Conferencing.  The full text of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On January 26, 2012, the Company entered into an asset purchase agreement to acquire substantially all of the assets of Israel-based VCON Video Conferencing.  The agreement is subject to customary closing conditions, as well as applicable regulatory and court approvals.  The Company may decline to proceed with the transaction if these conditions and approvals are not met to the Company’s satisfaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	ClearOne Communications, Inc. Press Release, dated January 27, 2012, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: January 27, 2012	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer